UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 8, 2013
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 North Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Hospira, Inc. (“Hospira”) held its Annual Meeting of Shareholders on May 8, 2013. The following is a summary of the matters voted on at that meeting.

(1)           Connie R. Curran, William G. Dempsey, Dennis M. Fenton, Heino von Prondzynski, and Mark F. Wheeler were elected to Hospira’s Board of Directors to hold office until the 2014 annual meeting.  The number of shares cast for and against, and the number of abstentions and broker non-votes, with respect to the persons elected were as follows:

Director	Votes For	Votes Against	Abstain	Broker Non-Votes
Connie R. Curran	127,983,783	7,671,043	398,508	12,093,551
William G. Dempsey	133,157,678	2,452,827	442,829	12,093,551
Dennis M. Fenton	132,622,431	2,946,616	484,287	12,093,551
Heino von Prondzynski	132,594,701	3,009,341	449,292	12,093,551
Mark F. Wheeler	133,093,071	2,513,806	446,457	12,093,551

(2)           The shareholders voted to approve the compensation of Hospira’s named executive officers listed in the proxy statement for the 2013 annual meeting. The shareholder vote is advisory and non-binding. The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
121,939,978	11,437,754	2,675,602	12,093,551

(3)           The shareholders ratified the appointment of Deloitte & Touche LLP as Hospira’s auditors for 2013.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
147,031,732	695,667	419,486	0

(4)           The shareholders rejected the shareholder proposal on right to act by written consent.  The number of shares cast in favor and against, and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
59,723,338	73,853,573	2,476,423	12,093,551

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: May 10, 2013	/s/ Royce Bedward
By: Royce Bedward
Its: Corporate Vice President, General Counsel and Secretary